Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

(1)	Registration Statement (Form S-8 No. 333-143718) pertaining to the 2000 Stock Incentive Plan, the 2007 Stock Plan and the 2007 Employee Stock Purchase Plan of NeurogesX, Inc.,

(2)	Registration Statements (Form S-8 Nos. 333-162942, 333-150615 and 333-170491) pertaining to the 2007 Stock Plan and the 2007 Employee Stock Purchase Plan of NeurogesX, Inc.,

(3)	Registration Statement (Form S-8 No. 333-177970) pertaining to the 2011 Inducement Stock Plan of NeurogesX, Inc.,

(4)	Registration Statement (Form S-3 No. 333-150614) of NeurogesX, Inc. and in the related Prospectus,

(5)	Registration Statement (Form S-3 No. 333-168805) of NeurogesX, Inc. and in the related Prospectus, and

(6)	Registration Statement (Form S-3 No. 333-176471) of NeurogesX, Inc. and in the related Prospectus.

of our report dated March 28, 2012, with respect to the consolidated financial statements of NeurogesX, Inc. included in this Annual Report (Form 10-K) of NeurogesX, Inc. for the year ended December 31, 2011.

/s/ Ernst & Young LLP

Redwood City, California

March 28, 2012